Consent of Independent Auditors

Board of Directors
Trinity Energy Resources, Inc.

We hereby consent to the inclusion in this Form S-8 Registration Statement of our report dated March 6, 2001 relating to the financial statements of Trinity Energy Resources, Inc. for the year ended December 31, 2000.

January 22, 2002

Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas